[FORM OF]

AMENDED AND RESTATED VARONIS SYSTEMS, INC.
2023 OMNIBUS EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Varonis Systems, Inc. (the “Company”), pursuant to its Amended and Restated Varonis Systems, Inc. 2023 Omnibus Equity Incentive Plan (including the Sub-Plan for Israeli Participants adopted by the Company) (the “Plan”), attached hereto as Exhibits B1 and B2, respectively, hereby grants to the individual listed below (the “Participant”), an Award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each vested Restricted Stock Unit represents the right to receive, in accordance with the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (together, the “Agreement”), one share of the Common Stock of the Company (“Share”). This Award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, which are incorporated herein by reference.

Capitalized terms not specifically defined herein shall have the meanings specified in the Plan. Participant:    [●]
Grant Date:    [●]

Total Number of RSUs Subject to Grant: [●]
Type of Grant: Section 102 – "Capital Gains Route"
Vesting Schedule:    [●]
Termination: Except to the extent paid in accordance with the above vesting schedule, the Total Number of RSUs Subject to Grant shall terminate, become forfeited or expire without settlement in accordance with the terms of the Agreement.

By his or her signature, the Participant hereby:

(a)    agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice.

(b)    acknowledges receipt of a copy of the Plan and accepts the RSUs subject to all of the terms and provisions of the Plan, the Agreement and this Notice and declares that he/she has reviewed the Agreement, the Plan and this Notice in their entirety.

(c)    declares that he/she has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan.

(d)    agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement and this Notice or relating to the Award of RSUs.

(e)    declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the applicable tax route, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply.

(f)    agrees to the terms and conditions of the trust deed signed between the Trustee and attached herein as Exhibit C and the Company and/or the applicable Affiliate, including but not limited to the control of the Shares by the Trustee.

(g)    acknowledges that releasing the Shares from the control or holding of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions.

(h)    authorizes the Company and/or the applicable Affiliate to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the trust agreement, including without limitation information about his/her Shares, income tax rates, salary bank account, contact details and identification number.

(i)    declares that he/she is a resident of the State of Israel for tax purposes on the Grant Date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if he/she ceases to be an Israeli resident or if his/her engagement with the Company or Affiliate is terminated, the Shares shall remain subject to Section 102, the trust agreement, the Plan, the Agreement and this Notice.

(j)    warrants and undertakes that at the time of grant of the RSUs herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Ordinance.

(k)    In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs, (ii) instructing a broker on the Participant's behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.

VARONIS SYSTEMS, INC.     PARTICIPANT

4.2

__________________________      __________________________

4.2

Exhibit A

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Notice”) to which this Restricted Stock Unit Award Agreement (together, this “Agreement”) is attached, Varonis Systems, Inc. (the “Company”) has granted to the Participant an Award of restricted stock units (“Restricted Stock Units” or “RSUs”) under the Company’s 2023 Amended and Restated Omnibus Equity Incentive Plan (including the “Sub-Plan”) for Israeli Participants adopted by the Company) (the “Plan”). Each vested Restricted Stock Unit represents the right to receive one share of Common Stock of the Company (“Share”) subject to the terms and conditions set forth in the Plan and this Agreement. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.

ARTICLE I GENERAL
1.1    Incorporation of Terms of Plan. The RSUs are subject to
the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF RESTRICTED STOCK UNITS

2.1    Grant of RSUs. Effective as of the Grant Date set forth in the Notice, the Company hereby grants to the Participant an Award of RSUs under the Plan, upon the terms and conditions set forth in the Notice, the Plan and this Agreement.

2.2    Unsecured Obligation. Unless and until the RSUs have vested in the manner set forth in Article II hereof, the Participant will have no right to receive Shares with respect to any such RSUs. Prior to the actual settlement of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3    Vesting Schedule. Subject to Sections 2.5 and 3.1 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Notice (rounded down to the nearest whole Share).

2.4    Consideration to the Company. In consideration of the grant of RSUs pursuant hereto, the Participant agrees to render faithful and efficient employment or other service to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the employment or service of the Participant at any time for any reason whatsoever, with or without Cause.

2.5    Forfeiture, Termination and Cancellation Upon Termination of Employment or Service.

(a)    Upon the Participant’s termination of Service with the Company and all Affiliates thereof, the RSUs shall be treated as follows, except as specifically provided otherwise herein or in a separate arrangement between the Company and the Participant:
(i)    In the event that the Service of the Participant with the Company and all Affiliates shall terminate for any reason other than Cause, unvested RSUs granted to the Participant shall terminate at the close of business on the date of such termination.

(ii)    In the event of the termination of the Participant’s Service for Cause, all outstanding RSUs (whether vested or not) granted to the Participant shall terminate at the commencement of business on the date of such termination.

(iii)    [for CEO only] Notwithstanding the foregoing or any provision herein to the contrary, in the event of the Participant’s voluntary resignation at any time when the Participant is Retirement Eligible, then, solely for purposes of continued vesting under this Agreement, the Participants Service is deemed to continue uninterrupted so long as the Participant (x) remains in compliance with all of the Participant’s continuing obligations to the Company and its Affiliates, and (y) the Participant provides such cooperation as the Company may reasonably request relating to the transfer of the Participant’s responsibilities. As used in the preceding sentence, “Retirement Eligible” means that the Participant has obtained age 55 and the Participant has remained in continuous Service to the Company for at least ten (10) years.

(b)    The Administrator or its delegate shall determine in its sole discretion the manner in which the RSUs shall be affected, both with regard to the vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of the Participant.

(c)    For purposes of the RSUs, as determined in the Administrator’s or its delegate’s exclusive discretion, the Participant’s Service will be considered terminated as of the date the Participant is no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later to be found invalid or in breach of Applicable Laws in the jurisdiction where the Participant is employed or retained or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator or its delegate, the Participant’s right to vest in the RSUs, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where the Participant is employed or retained or the terms of the Participant’s employment or service agreement, if any).

2.6    Issuance of Shares upon Vesting.

(a)    The RSUs shall represent the right to receive, on the first business day following the vesting date, the number of Shares determined in accordance with the vesting schedule set forth in the Notice to have been earned to the extent determined by the Administrator, provided that the Participant remains employed or engaged by the Company or an Affiliate through the vesting date, subject to the provisions of Section 2.5 or Section 3.1. The Company shall deliver to the Participant (or any transferee permitted under Section 4.2 hereof), no later than two and one-half (2 1/2) months from the end of the calendar year of the vesting date, a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this Agreement that vest on the vesting date, unless such RSUs terminate prior to the vesting date pursuant to Section 2.5 hereof. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 20 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

(b)    As set forth in Section 17 of the Plan and Section 5.3 of this Agreement, the Participant shall satisfy all Tax-Related Items (as defined in Section 5.3 below). The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items.

2.7    Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 20 of the Plan.

ARTICLE III
TRUST
3.1    The RSUs and the underlying Shares and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan, that may be granted in connection with the RSUs (the “Additional Rights”) shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of the Section 102 under the Capital Gains Route for at least the period stated in Section 102 and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the RSUs do not meet the requirements of Section 102, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route of Section 102. The Company makes no representations or guarantees that the RSUs will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102. Any fees associated with any sale, transfer or any act in relation to the RSUs shall be borne by the Participant and the Trustee and/or the Company and/or any Affiliate shall be entitled to withhold or deduct such fees from payments otherwise due to from the Company or an Affiliate or the Trustee. In accordance with the requirements of Section 102 and the Capital Gains Route, the Participant shall not sell nor transfer the Shares or Additional Rights from the Trustee until the end of the required Holding Period. Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by the Participant.
3.2    Notwithstanding anything mentioned in the Plan or this Agreement and in addition thereto, as long as the RSUs or Shares issued pursuant thereto are held or controlled by the Trustee on behalf of the Participant, all rights of the Participant over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

ARTICLE IV
CHANGE IN CONTROL

4.1    Change in Control. In the event of a Change in Control, the RSUs shall be treated in accordance with Section 13 of the Plan.

ARTICLE V OTHER PROVISIONS

5.1    Administration. The Administrator shall have the power and authority to interpret and construe the terms and provisions of this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All decisions made by the Administrator shall be final, conclusive and binding on all persons, including the Participant, the Company and any other interested persons and entities.

5.2     Transferability of Grant. Except as otherwise set forth in the

Plan:

(a)    The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution; and

(b)    Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 5.2(a) hereof.

5.3    Responsibility for Taxes. Regardless of any action the Company or, if different, the Affiliate to which the Participant provides services takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Affiliate. The Participant further acknowledges that the Company and/or the Affiliate (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or dividend equivalent; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

5.4    Withholding of Taxes. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or Trustee and/or the Affiliate to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or Trustee and/or the Affiliate, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)    withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or Trustee and/or the Affiliate;

(b)    withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company and/or Trustee (on the Participant’s behalf pursuant to this authorization); and

(c)    withholding in Shares to be issued upon settlement of the RSUs, unless the use of such withholding method is problematic under Applicable Laws, in which case the obligation for Tax-Related Items may be satisfied by one or a combination of methods (a) and (b) above.

Depending on the withholding method, the Company and/or Trustee and/or the Affiliate may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

In addition, the Participant agrees to pay to the Company or Trustee, or the Affiliate any amount of Tax-Related Items that the Company or Trustee, or the Affiliate may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax- Related Items.

Finally, the Participant acknowledges that the Company, its Affiliates and/or the employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs including, but not limited to, the grant or vesting of the RSUs, the subsequent sale or transfer of Shares acquired pursuant to the RSUs and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company, its Affiliates, the employer (or former employer, as applicable) and/or the Trustee may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the employer (or former employer, as applicable) and/or the Trustee may be required to withhold or account for Tax- Related Items in more than one jurisdiction. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant's participation in the Plan. The ramifications of any future modification of applicable laws regarding the taxation of the RSUs granted to Participant shall apply to the Participant accordingly and the Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

5.5    No Advice Regarding Taxes . The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the grant of RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice. The Company makes no warranties or representations whatsoever to the

Participant regarding the tax consequences of the grant of RSUs or the receipt of Shares with respect thereto. The Participant shall be solely responsible for any taxes in respect of the RSUs.

5.6    Equitable Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 5 of the Plan.

5.7    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Legal Department at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the person entitled to the RSUs pursuant to Section 4.2(a) hereof by written notice under this Section 4.7.

5.8    Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any Applicable Laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

5.9    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.10    Governing Law and Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. For purposes of litigating any dispute that arises under this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New York, agree that such litigation shall be conducted in the courts of New York County, New York, or the federal courts for the U.S. for the Southern District of New York, where this grant is made and/or to be performed.

5.11    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the U.S. Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs be granted and settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.12    Clawback. The Participant hereby acknowledges the RSUs are subject to, and agrees to be bound by, the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion in accordance with Section 22 of the Plan.

5.13    Amendments and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Administrator or the Board.

5.14    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

5.15    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.16    Entire Agreement. The Plan, the Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

5.17    Section 409A for U.S. Taxpayers. This Award of RSUs is intended to comply with Code Section 409A to the extent subject thereto and shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision in the Plan or Agreement to the contrary, no payment or distribution under this Agreement that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of the Participant’s termination of employment or service with the Company will be made to the Participant until the Participant’s termination of employment or service constitutes a “separation from service” (as defined in Code Section 409A). For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If the Participant is a “specified employee” (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, the Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service” or (ii) the date of the Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 4.17 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to the Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Agreement will be paid in accordance with the normal payment dates specified for them herein. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Code Section 409A.

5.18    Electronic Signature; Electronic Delivery and Acceptance. The Participant’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by hand. The Company may, in its sole discretion, decide to deliver any documents related to the Participant’s current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

5.19    Addendum. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any special provisions set forth in the Country Addendum attached hereto for the Participant's country of residence, if any. If the Participant relocates to one of the countries included in the Country Addendum or the United States during the term of the RSUs, the special provisions for such country shall apply to Participant to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.

5.20    Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participants.

5.21    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

5.22    The Company has obtained an exemption from the requirement to file a prospectus in Israel with respect to the offer of securities of the Company under the Plan (including the Israeli Sub-Plan). Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be made available by request from the Company’s Legal Department.

5.23    Data Privacy Notice and Consents

Data Collection and Usage. The Company collects, processes and uses personal data of the Participant, including, but not limited to, his or her name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the
Participant’s favor. If the Company offers the Participant a grant of RSUs under the Plan, then the Company will collect the Participant’s personal data for purposes of allocating stock and implementing, administering and managing the Plan. The Company’s legal basis for the processing of the
Participant’s personal data would be his or her consent.

(a)    Stock Plan Administration Service Providers. The Company transfers participant data to Morgan Stanley, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and may share the Participant’s data with another company that serves in a similar manner. The Company’s service provider(s) will open an account for the Participant to receive and trade Shares. The Participant will be asked to agree on separate terms and data processing practices with such service provider(s), which is a condition to the Participant’s ability to participate in the Plan.

(b)    Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s personal data, which will generally be seven years after the Participant is granted RSUs under the Plan, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.

(c)    Voluntariness and Consequences of Consent Denial or
Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw his or her consent at any time. If the Participant does not consent, or if the Participant withdraws his or her consent, the Participant cannot participate in the Plan. This would not affect the Participant’s salary as an employee or his or her career; the Participant would merely forfeit the opportunities associated with the Plan.

(d)    Data Subject Rights. The Participant has a number of rights under data privacy laws in his or her country. Depending on where the
Participant is based, the Participant’s rights may include the right to (a) request access or copies of personal data the Company processes, (b) rectification of incorrect data, (c) deletion of data, (d) restrictions on processing, (e) portability of data, (f) lodge complaints with competent authorities in the Participant’s country, and/or (g) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights, please contact a local human resources representative.

If the Participant agrees with the data processing practices as described in this notice, he or she should declare his or her consent by clicking “Accept” on the Morgan Stanley award acceptance page.

5.24    Insider-Trading/Market-Abuse Laws. The Participant acknowledges that, depending on his or her country of residence or the country of residence of the Participant’s broker, the Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company, as defined by the laws or regulations in the Participant’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by the Participant before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Note that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to be informed of and compliant with such regulations, and the Participant should speak to his or her personal legal advisor on this matter.

5.25    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

5.26    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

EXHIBIT B1

THE PLAN

EXHIBIT B2

THE ISRAELI SUB-PLAN

EXHIBIT C
THE TRUST DEED